                                   INDENTURE

                            Dated as of May 8, 1997

                                    Between

                  COMCAST CELLULAR HOLDINGS, INC., as Issuer

                                      and

                       THE BANK OF NEW YORK, as Trustee

                             ____________________

                                $1,000,000,000

                         9 1/2% Senior Notes due 2007
                    9 1/2% Senior Notes due 2007, Series B







Trust Indenture                                     Indenture
  Act Section                                        Section
---------------                                     ---------

Section  310(a)(1).................................    7.10
            (a)(2).................................    7.10
            (a)(3).................................    N.A.
            (a)(4).................................    N.A.
            (a)(5).................................    7.08, 7.10.
            (b)....................................    7.08; 7.10; 10.02
            (c)....................................    N.A.
Section  311(a)....................................    7.11
            (b)....................................    7.11
            (c)....................................    N.A.
Section  312(a)....................................    2.05
            (b)....................................    10.03
            (c)....................................    10.03
Section  313(a)....................................    7.06
            (b)(1).................................    7.06
            (b)(2).................................    7.06
            (c)....................................    7.06; 10.02
            (d)....................................    7.06
Section  314(a)....................................    4.11; 4.12; 10.02
            (b)....................................    14.02
            (c)(1).................................    10.04
            (c)(2).................................    10.04
            (c)(3).................................    N.A.
            (d)....................................    N.A.
            (e)....................................    10.05
            (f)....................................    N.A.
Section  315(a)....................................    7.01(b)
            (b)....................................    7.05; 10.02
            (c)....................................    7.01(a)
            (d)....................................    7.01(c)
            (e)....................................    6.11
Section  316(a)(last sentence).....................    2.09
            (a)(1)(A)..............................    6.05
            (a)(1)(B)..............................    6.04
            (a)(2).................................    N.A.
            (b)....................................    6.07
            (c)....................................    9.04
Section  317(a)(1).................................    6.08
            (a)(2).................................    6.09
            (b)....................................    2.04
Section  318(a)....................................   10.01

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
                                 ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions...................................................1
SECTION 1.02. Incorporation by Reference of Trust Indenture Act............19
SECTION 1.03. Rules of Construction........................................20

                                 ARTICLE TWO

                                THE SECURITIES

SECTION 2.01. Form and Dating..............................................20
SECTION 2.02. Execution and Authentication.................................21
SECTION 2.03. Registrar and Paying Agent...................................22
SECTION 2.04. Paying Agent To Hold Assets in Trust.........................22
SECTION 2.05. Securityholder Lists.........................................22
SECTION 2.06. Transfer and Exchange........................................23
SECTION 2.07. Replacement Securities.......................................23
SECTION 2.08. Outstanding Securities.......................................23
SECTION 2.09. Treasury Securities..........................................24
SECTION 2.10. Temporary Securities.........................................24
SECTION 2.11. Cancellation.................................................24
SECTION 2.12. Defaulted Interest...........................................24
SECTION 2.13. CUSIP Number.................................................25
SECTION 2.14. Deposit of Moneys............................................25
SECTION 2.15. Book-Entry Provisions for Global Securities..................25
SECTION 2.16. Registration of Transfers and Exchanges......................26

                                ARTICLE THREE

                                  REDEMPTION

SECTION 3.01. Notices to Trustee...........................................30
SECTION 3.02. Selection of Securities To Be Redeemed.......................30
SECTION 3.03. Notice of Redemption.........................................30


                                     Page=2

SECTION 3.04. Effect of Notice of Redemption...............................31
SECTION 3.05. Deposit of Redemption Price..................................31
SECTION 3.06. Securities Redeemed in Part..................................32

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Securities........................................32
SECTION 4.02. Maintenance of Office or Agency..............................32
SECTION 4.03. Transactions with Affiliates.................................32
SECTION 4.04. Limitation on Indebtedness...................................33
SECTION 4.05. Disposition of Proceeds of Asset Sales.......................35
SECTION 4.06. Limitation on Restricted Payments............................37
SECTION 4.07. Corporate Existence..........................................40
SECTION 4.08. Payment of Taxes and Other Claims............................40
SECTION 4.09. Notice of Defaults...........................................40
SECTION 4.10. Maintenance of Properties and Insurance......................40
SECTION 4.11. Compliance Certificate.......................................41
SECTION 4.12. Provision of Financial Information...........................41
SECTION 4.13. Waiver of Stay, Extension or Usury Laws......................42
SECTION 4.14. Change of Control Triggering Event...........................42
SECTION 4.15. Limitations on Dividend and Other Payment Restrictions
                Affecting Restricted Subsidiaries..........................43
SECTION 4.16. Designation of Unrestricted Subsidiaries.....................44
SECTION 4.17. Limitation on Liens..........................................45
SECTION 4.18. Redemption of Zero Coupon Notes..............................45
SECTION 4.19. Transactions not Subject to Covenants........................45

                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Sale of Assets, etc.................................46
SECTION 5.02. Successor Corporation Substituted............................46

                                 ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01. Events of Default............................................47
SECTION 6.02. Acceleration.................................................48
SECTION 6.03. Other Remedies...............................................49
SECTION 6.04. Waiver of Past Default.......................................49
SECTION 6.05. Control by Majority..........................................50
SECTION 6.06. Limitation on Suits..........................................50
SECTION 6.07. Rights of Holders To Receive Payment.........................50
SECTION 6.08. Collection Suit by Trustee...................................50
SECTION 6.09. Trustee May File Proofs of Claim.............................51
SECTION 6.10. Priorities...................................................51
SECTION 6.11. Undertaking for Costs........................................51

                                ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee............................................52
SECTION 7.02. Rights of Trustee............................................53
SECTION 7.03. Individual Rights of Trustee.................................54


                                     Page=3

SECTION 7.04. Trustee's Disclaimer.........................................54
SECTION 7.05. Notice of Defaults...........................................54
SECTION 7.06. Reports by Trustee to Holders................................54
SECTION 7.07. Compensation and Indemnity...................................54
SECTION 7.08. Replacement of Trustee.......................................55
SECTION 7.09. Successor Trustee by Merger, etc.............................56
SECTION 7.10. Eligibility; Disqualification................................56
SECTION 7.11. Preferential Collection of Claims Against Company............56

                                ARTICLE EIGHT

                            DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Company's Obligations.........................57
SECTION 8.02. Application of Trust Money...................................58
SECTION 8.03. Repayment to Company.........................................58
SECTION 8.04. Reinstatement................................................58

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders...................................59
SECTION 9.02. With Consent of Holders......................................59
SECTION 9.03. Compliance with Trust Indenture Act..........................60
SECTION 9.04. Revocation and Effect of Consents............................60
SECTION 9.05. Notation on or Exchange of Securities........................61
SECTION 9.06. Trustee To Sign Amendments, etc..............................61

                                 ARTICLE TEN

                                 MISCELLANEOUS

SECTION 10.01. Trust Indenture Act Controls................................61
SECTION 10.02. Notices.....................................................62
SECTION 10.03. Communications by Holders with Other Holders................63
SECTION 10.04. Certificate and Opinion as to Conditions Precedent..........63
SECTION 10.05. Statements Required in Certificate or Opinion...............63
SECTION 10.06. Rules by Trustee, Paying Agent, Registrar...................64
SECTION 10.07. Governing Law...............................................64
SECTION 10.08. No Recourse Against Others..................................64
SECTION 10.09. Successors..................................................64
SECTION 10.10. Counterpart Originals.......................................64
SECTION 10.11. Severability................................................64
SECTION 10.12. No Adverse Interpretation of Other Agreements...............64
SECTION 10.13. Legal Holidays..............................................64


SIGNATURES................................................................S-1

EXHIBIT A Form of Series A Security.......................................A-1

EXHIBIT B Form of Series B Security.......................................B-1

EXHIBIT C Form of Legend for Global Securities............................C-1

EXHIBIT D Form of Transfer Certificate....................................D-1



                                     Page=4

EXHIBIT E Form of Transfer Certificate for Institutional Accredited
  Investors...............................................................E-1

EXHIBIT F Form of Transfer Certificate for Regulation S
  Transfers...............................................................F-1


               INDENTURE dated as of May 8, 1997, between COMCAST CELLULAR HOLDINGS, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee.

               Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:


                                 ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

               "Accredited Investor Global Security" see Section 2.01.

               "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

               "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

               "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

               "Additional Assets" means (i) any property (other than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in the Wireless Telecommunications Business, (ii) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary which is used in the Wireless Telecommunications
Business and (iii) Investments in any other Person engaged primarily in the Wireless Telecommunications Business (including the acquisition from third parties of Equity Interests of such Person) to the extent that the percentage of the aggregate Net Pops of the cellular wireless communications systems in which the Company or any of its Restricted Subsidiaries has ownership interests represented by cellular wireless telecommunications systems owned directly by the Company and/or the Restricted Subsidiaries is no less than 80%.



                                     Page=5

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

               "Agent" means any Registrar, Paying Agent or co-Registrar.

               "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition and is not for security purposes) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include
(a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.17; provided, however, that any transaction consummated in compliance with Section 5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with Section 4.06; (d) sales of accounts receivable for cash at fair market value; and (e) any Permitted Receivables Financing. In addition, solely for purposes of Section 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $5.0 million in any fiscal year shall be deemed not to be an Asset Sale.

               "Atlantic City MSA License" means the license to operate the non-wireline cellular telephone system for the Atlantic City, NJ MSA.

               "AWACS Investment Holdings, Inc." means AWACS Investment Holding, Inc., a Delaware corporation, and its successors.

               "Bank Credit Facility" means the Credit Agreement, dated as of September 14, 1995, among CCCI, the lenders named therein, The Bank of New York, Barclays Bank PLC, The Chase Manhattan Bank, N.A., PNC Bank, National Association and The Toronto-Dominion Bank, as Arranging Agent, and Toronto Dominion (Texas), Inc., as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and other instruments and agreements executed in connection therewith.

               "Bankruptcy Law" see Section 6.01.



                                     Page=6

               "Board of Directors" means, with respect to any Person, the Board of Directors of such Person (or comparable governing body), or any authorized committee of that Board.

               "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

               "Business Day" means a day (other than a Saturday or Sunday) on which the Depository and banks in New York are open for business.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

               "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition and (f) investments in money market funds substantially all of the assets of which comprise securities described in the foregoing clauses (b)-(e).

               "CCCI" means Comcast Cellular Communications, Inc., a Delaware corporation, and its successors.

               "Change of Control" shall mean the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner," directly or indirectly, of 50% or more of the total voting power of the Voting Equity Interests of the Company or Comcast Corporation;
(b) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any Restricted Subsidiary sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than a Wholly Owned Restricted Subsidiary), or any Person (other than a Wholly Owned Restricted Subsidiary) consolidates with, or merges with or into, the Company, other than in any such event pursuant to a transaction in which immediately after such transaction the Permitted Holders or the Person or Persons that "beneficially owned" immediately prior to such transaction, directly or indirectly, the Voting Equity Interests of the Company "beneficially own," directly or indirectly, a majority of the total voting power of the Voting Equity Interests of the surviving or transferee Person;
(c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Comcast Corporation (together with any new directors whose election by the Board of


                                     Page=7

Directors of the Company or Comcast Corporation or whose nomination for election by the stockholders of the Company or Comcast Corporation was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company or Comcast Corporation then in office; or (d) there shall occur the liquidation or dissolution of the Company. For purposes of this definition "beneficially own," "beneficial owner" and "beneficial ownership" shall have the meaning as defined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act (except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise). For purposes of this definition, all references to Comcast Corporation shall be deemed to apply only so long as Comcast Corporation controls the Company.

               "Change of Control Date" see Section 4.14.

               "Change of Control Triggering Event" shall mean the occurrence of both a Change of Control and a Rating Decline.

               "Comcast Cellular" means Comcast Cellular Corporation, a Delaware corporation and a wholly owned Subsidiary of the Company, and its successors (other than the Company).

               "Comcast Corporation" means Comcast Corporation, a Pennsylvania corporation, and its successors.

               "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

               "Company Request" or "Company Order" means a written request or order signed in the name of the Company by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary, and delivered to the Trustee.

               "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (e) all capitalized interest and all accrued interest; and (f) interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables and Related Assets; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity


                                     Page=8

Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of Investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) the net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; (e) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders; and
(f) the cumulative effect of a change in accounting principles.

               "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period;
(b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; and (c) depreciation, amortization and any other non cash items for such period to the extent deducted in determining Consolidated Net Income for such period of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period.

               "control" means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or other voting interests, by agreement or otherwise; provided, however, that beneficial ownership of 10.0% or more of the voting securities or other voting interests of a Person shall be deemed to be control (and the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings).

               "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

               "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow


                                     Page=9
realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

               "Custodian" see Section 6.01.

               "Debt to Annualized Operating Cash Flow Ratio" means the ratio of (a) the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated Operating Cash Flow of any Acquired Person (calculated as such Consolidated Operating Cash Flow would be calculated for the Company except as follows) to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

               "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

               "Designation" see Section 4.16.

               "Designation Amount" see Section 4.16.

               "Determination Date" has the meaning set forth in the definition of "Debt to Annualized Operating Cash Flow Ratio" above.



                                    Page=10

               "Disinterested Director" means, with respect to any Person, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

               "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

               "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control occurring prior to the Final Maturity Date of the Securities shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than the provisions described under Section 4.14 and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's repurchase of the Securities as are required to be repurchased pursuant to the provisions described under Section 4.14.

               "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

               "Event of Default" see Section 6.01.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

               "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

               "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.



                                    Page=11

               "Final Maturity Date" means May 1, 2007.

               "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination.

               "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01 and bearing the legend set forth in Exhibit C hereto.

               "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

               "Guest Informant" means substantially all of the assets of Comcast Publishing Holdings Corporation, a Pennsylvania corporation and a wholly owned Subsidiary of CCCI.

               "Holder," "holder of Securities," "Securityholders" or other similar terms mean the registered holder of any Security.

               "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest), nor the accretion of original issue discount, nor the extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.

               "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap


                                    Page=12
or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(i) shall never be calculated taking into account any cash and cash equivalents held by such Person; (ii) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (iii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination determined in accordance with GAAP; (iv) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (v) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business and on ordinary business terms.

               "Indenture" means this Indenture as amended or supplemented from time to time.

               "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse, First Boston Corporation, Salomon Brothers Inc, BNY Capital Markets, Inc., Chase Securities Inc., J.P. Morgan Securities Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act.

               "interest" means, with respect to the Securities, the sum of any cash interest and any Liquidated Damages on the Securities.

               "Interest Payment Date" means each semiannual interest payment date on May 1 and November 1 of each year, commencing May 1, 1997.

               "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.



                                    Page=13

               "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

               "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors of the Person making such transfer.

               "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall be permitted to select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

               "Issue Date" means the original issue date of the Securities.

               "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

               "Liquidated Damages" has the meaning provided in the Registration Rights Agreement.

               "Management Agreement" means the Management Agreement dated as of March 5, 1992 between Comcast Corporation and CCCI.

               "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

               "Measurement Period" has the meaning set forth in the definition of "Debt to Annualized Operating Cash Flow Ratio" above.

               "Moody's" means Moody's Investors Service, Inc., or any successor to such rating agency business thereof.

               "MSA" has the meaning given to such term in the definition of "Pops" below.

               "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents if sold, liquidated or exchanged within 12 months from the date of receipt thereof, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and the Restricted Subsidiaries, taken as a whole; (c) amounts


                                    Page=14
required to be applied to the repayment of Indebtedness (i) secured by a Lien on the asset or assets that were the subject of such Asset Sale or (ii) required to be repaid as a result of such Asset Sale or in order to obtain a necessary consent to such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary.

               "Net Pops" of any Person with respect to any system means the Pops of the MSA or RSA served by such system multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a system in that MSA or RSA.

               "Net Proceeds" means the aggregate net proceeds (including the fair market value of non-cash proceeds constituting equipment, licenses or other assets of a type generally used in the Wireless Telecommunications Business in an amount to be determined by the Board of Directors of the Company for amounts under $25.0 million and by a financial advisor or appraiser of national reputation for equal or greater amounts) received by a Person from the sale of Qualified Equity Interests after payment of out-of-pocket expenses, commission and discounts incurred in connection therewith.

               "New Preferred Stock" means the pay-in-kind preferred stock of the Company issued to Comcast Corporation, which preferred stock was purchased by Comcast Corporation with substantially all of the proceeds received by it in the redemption of the Zero Coupon Notes held by Comcast Corporation.

               "Non-U.S. Person" means a person who is not a U.S. Person, as defined in Regulation S.

               "Obligations" means any principal, interest (including, without limitation, post-petition interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

               "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the


                                    Page=15

Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain a description of the events requiring the Company to make the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase.

               The Offer shall also state:

                            (1) the Section of this Indenture pursuant to
               which the Offer to Purchase is being made;

                            (2) the Expiration Date and the Purchase Date;

                            (3) the aggregate principal amount of the
               outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

                            (4) the purchase price to be paid by the Company
               for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                            (5) that the Holder may tender all or any portion
               of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount at maturity;

                            (6) the place or places where Securities are to be
               surrendered for tender pursuant to the Offer to Purchase;

                            (7) that interest on any Security not tendered or
               tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                            (8) that on the Purchase Date the Purchase Price
               will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                            (9) that each Holder electing to tender all or any
               portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

                           (10) that Holders will be entitled to withdraw all
               or any portion of Securities tendered if the Company (or its



                                    Page=16

               Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                           (11) that (a) if Securities in an aggregate
               principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and
               (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

                           (12) that in the case of any Holder whose Security
               is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered. An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

               "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

               "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 10.04 and 10.05.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

               "Other Debt" see Section 4.05.

               "Participant" has the meaning set forth in Section 2.15.

               "Participating Preferred Stock" means the shares of Class B Participating Redeemable Preferred Stock, par value $.01 per share, of CCCI.

               "Paying Agent" has the meaning provided in Section 2.03.

               "Permitted Indebtedness" see Section 4.04.

               "Permitted Holder" means any of (i) Comcast Corporation so long as controlled by any other Permitted Holder or so long as no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act


                                    Page=17
or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner," directly or indirectly, of 50% or more of the total voting power of the Voting Equity Interests of Comcast Corporation, (ii) the Roberts Family, (iii) any of the Permitted Transferees of the Persons referred to in clauses (i) and (ii), and (iv) any Person or group controlled by each or any of the Persons referred to in clauses (i) through (iii). For purposes of this definition "beneficially own," "beneficial owner" and "beneficial ownership" shall have the meaning as defined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act (except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise).

               "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (b) Liens existing on the Issue Date; (c) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.04, and (IV) such Liens attach within 365 days of such purchase, construction, installation, repair, addition or improvement; (d) any Lien granted by a Restricted Subsidiary on its property or assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such Restricted Subsidiary is subject as of the date of this Indenture; (e) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (f) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (g) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (h) Liens securing Indebtedness (including all Obligations) under the Bank Credit Facility; (i) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $20.0 million; and
(j) Liens on Receivables and Related Assets securing Indebtedness or otherwise permitted to be Incurred, in each case, with a Permitted Receivables Financing.

               "Permitted Receivables Financing" means a transaction or series of transactions (including amendments, supplements, extensions, renewals,


                                    Page=18
replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases Receivables and Related Assets from the Company or any Restricted Subsidiary and finances such Receivables and Related Assets through the issuance of indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets; provided, however, that (i) the Board of Directors shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Receivables and Related Assets to or by the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors of the Company), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of the Company), (iv) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Company or any Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets) and (v) neither the Company nor any Subsidiary has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

               "Permitted Transferee" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons; (b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; and (c) in the case of any Person who is not a natural person, any Affiliate of such Person.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Physical Securities" has the meaning set forth in Section 2.01.

               "Pops" means the estimate of the population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") as derived from the most recent Rand McNally Commercial Atlas & Marketing Guide or if such statistics are no longer printed in the Rand McNally Commercial Atlas & Marketing Guide or the Rand McNally Commercial Atlas & Marketing Guide is no longer published, the most recent Donnelly Market Service or if such statistics are no longer printed in the Donnelly Market Service or the Donnelly Market Service is no longer published, such other nationally recognized source of such information.

               "Preferred Equity Interest" in any Person means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.



                                    Page=19

               "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

               "Private Placement Legend" means the legend initially set forth on the Series A Securities in the form set forth on Exhibit A hereto.

               "Public Equity Offering" means an underwritten public offering of common equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

               "Purchase Agreement" means the Purchase Agreement dated as of May 5, 1997 between the Company and the Initial Purchasers.

               "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

               "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

               "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

               "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

               "QIB Global Security" see Section 2.01.

               "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest (it being understood that the New Preferred Stock shall in no event constitute Qualified Equity Interest).

               "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

               "Rating Agencies" shall mean (i) S&P and (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

               "Rating Category" shall mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories:
Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a


                                    Page=20
rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

               "Rating Date" shall mean that date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

               "Rating Decline" shall mean the occurrence on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or the intention by the Company or any Permitted Holder to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of any of (a) in the event the Securities are rated by both Moody's and S&P on the Rating Date as Investment Grade, the rating of the Securities by either Rating Agency shall be below Investment Grade; (b) in the event the Securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of the Securities by both Rating Agencies shall be below Investment Grade; or (c) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

               "Receivables and Related Assets" means accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivable, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

               "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

               "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A or Exhibit B hereto.

               "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

               "Registrar" see Section 2.03.

               "Registration" means the Registered Exchange Offer by the Company or other registration of the Series A Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

               "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 8, 1997 between the Company and the Initial Purchasers.

               "Registration Statement" means the registration statement(s) as defined and described in the Registration Rights Agreement.

               "Regulation S" means Regulation S under the Securities Act.



                                    Page=21

               "Regulation S Global Security" see Section 2.01.

               "Required Filing Date" see Section 4.12.

               "Restricted Investment" means an Investment in any Person that is, or as a result of such Investment becomes, an Affiliate of the Company other than an Investment in (a) the Company, (b) a Restricted Subsidiary, (c) a Person that immediately after giving effect to such Investment becomes a Restricted Subsidiary or (d) any Person that is an Affiliate of the Company (other than an Unrestricted Subsidiary) solely because of the control of such Person by the Company and/or one or more of the Restricted Subsidiaries.

               "Restricted Payments" see Section 4.06.

               "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act or any successor to such rule; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

               "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated as an Unrestricted Subsidiary pursuant to Section
4.16. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

               "Revocation" see Section 4.16.

               "Roberts Family" means: (i) Ralph J. Roberts or his spouse;
(ii) a lineal descendant of Ralph J. Roberts (whether by the whole or half blood); or (iii) a trust established for the benefit of any of Ralph J. Roberts, his spouse and/or a lineal descendant or descendants of Ralph J. Roberts (whether by the whole or half blood).

               "RSA" has the meaning given to such term in the definition of Pops.

               "Rule 144A" means Rule 144A under the Securities Act or any successor thereto.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to such rating agency business thereof.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

               "Securities Amount" see Section 4.05.

               "Securities Portion of Unutilized Net Cash Proceeds" see
Section 4.05.



                                    Page=22

               "Securitization Subsidiary" means a Wholly Owned Restricted Subsidiary which is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto.

               "Series A Securities" means the 9 1/2% Senior Notes due 2007 of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

               "Series B Securities" means the 9 1/2% Senior Notes due 2007, Series B, of the Company to be issued pursuant to this Indenture in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

               "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP.

               "Stated Maturity" means, when used with respect to any security or any installment of interest thereon, the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

               "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

               "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

               "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

               "Tax Sharing Agreement" means the tax sharing agreement dated as of March 5, 1992 among Comcast Corporation, Comcast Cellular and CCCI and its Subsidiaries, as in effect on the Issue Date or as may be amended to include the Company.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.

               "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.



                                    Page=23

               "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

               "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "United States Government Obligations" see Section 8.01.

               "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.16. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

               "Unutilized Net Cash Proceeds" see Section 4.05(a).

               "U.S. Person" means a "U.S. person" as defined in Rule 902 under the Securities Act or any successor to such Rule.

               "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

               "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

               "Wireless Telecommunications Business" means the development, management and operation of cellular telephone systems, paging systems and personal communication systems and activities reasonably related thereto, including, without limitation, retail distribution thereof.

               "Zero Coupon Indenture" has the meaning set forth in Section
4.18.

               "Zero Coupon Notes" has the meaning set forth in Section 4.18.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:



                                    Page=24

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company or any other obligor on the Securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

               Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5) provisions apply to successive events and transactions; and

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                 ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

               The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.



                                    Page=25

               Securities initially offered and sold by the Initial Purchasers
(i) to Qualified Institutional Buyers in reliance on Rule 144A or (ii) in offshore transactions in reliance on Regulation S shall, unless the applicable Holder requests Securities in the form of certificated Securities in registered form ("Physical Securities"), which shall be in substantially the form set forth in Exhibit A hereto, be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C hereto. Securities initially offered and sold by the Initial Purchasers to Institutional Accredited Investors shall be in the form of Physical
Securities, substantially in the form set forth in Exhibit A hereto. One or more separate Global Securities shall be issued to represent Securities held by
(i) Qualified Institutional Buyers (a "QIB Global Security"), (ii) Institutional Accredited Investors (an "Accredited Investor Global Security") and (iii) Persons acquiring Securities in offshore transactions in reliance on Regulation S (a "Regulation S Global Security"). The Company shall cause the QIB Global Securities, Accredited Investor Global Securities and Regulation S Global Securities to have separate CUSIP numbers.

               Upon consummation of the Registration, Series B Securities may be issued in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit B hereto, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C hereto.

               The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.  Execution and Authentication.

               Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

               If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

               A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $1,000,000,000 and (ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities in accordance with the Registration Rights Agreement, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $1,000,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate


                                    Page=26

Securities in substitution for Securities originally issued to reflect any name change of the Company.

               The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

               The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

               The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register or registers of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company, or any Subsidiary may act as Paying Agent, Registrar or co-Registrar.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

               The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.

               The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Subsidiary or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to


                                    Page=27
pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Securityholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

               Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.05, 4.14 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

               Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

               If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other


                                    Page=28
indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced and evidence to their satisfaction of the apparent loss, destruction or theft of such Security. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

               Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

               Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

               If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

               If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

               The Trustee may require an Officers' Certificate listing Securities owned by the Company or its Affiliates.

SECTION 2.10.  Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.
Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the


                                    Page=29

Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and deliver to the Company such cancelled Securities for disposal. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

               If the Company defaults in a payment of principal or interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate per annum borne by the Securities, to the extent lawful.

SECTION 2.13.  CUSIP Number.

               The Company in issuing the Securities will use one or more "CUSIP" numbers and the Trustee shall use the appropriate CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

               Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

               (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.

               Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.



                                    Page=30

               (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or
(ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

               (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

               (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) of this Section 2.15 shall, except as otherwise provided by
Section 2.16, bear the Private Placement Legend.

               (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.  Registration of Transfers and Exchanges.

               (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

                            (i) to register the transfer of the Physical
               Securities; or

                           (ii) to exchange such Physical Securities for an
               equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                            (I) shall be duly endorsed or accompanied by a
               written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and



                                    Page=31

                           (II) in the case of Physical Securities of Series A
               Securities, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                           (A) if such Physical Security is being delivered
               to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect
               (substantially in the form of Exhibit D hereto); or

                           (B) if such Physical Security is being
               transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                           (C) if such Physical Security is being
               transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (D) if such Physical Security is being
               transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (E) if such Physical Security is being
               transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                           (F) if such Physical Security is being
               transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

               (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:



                                    Page=32

                (A) in the case of Series A Securities, certification,
                    substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a Qualified Institutional Buyer, (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or
                    (III), an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

                (B) written instructions directing the Registrar or
                    co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Securities in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

               (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Security, an Accredited Investor Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

               (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.



                                    Page=33

               (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Series A Securities, the following additional information and documents:

                (A) if such beneficial interest is being transferred to the
                    Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

                (B) if such beneficial interest is being transferred to a
                    Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                (C) if such beneficial interest is being transferred to an
                    Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (D) if such beneficial interest is being transferred in
                    reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (E) if such beneficial interest is being transferred in
                    reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (F) if such beneficial interest is being transferred in
                    reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act,



                                    Page=34
      then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                 (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

               (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
(ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration).

               (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

               The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16.  The Company shall have the right to inspect and make copies of all such


                                    Page=35
letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.

               If the Company elects to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities to Be Redeemed.

               If less than all of the Securities are to be redeemed pursuant to paragraph 5 or 6 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

               The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

               At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days following the consummation of the last Public Equity Offering resulting in gross cash proceeds to the Company, when aggregated with all prior Public Equity Offerings, of at least $100.0 million.

               Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

               (1) the Redemption Date;

               (2) the redemption price;

               (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;



                                    Page=36

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrete on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

               (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

               At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

               Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

               Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

               If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  Securities Redeemed in Part.

               Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.



                                    Page=37

               The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

               The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

               The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02 hereof. The Company hereby initially designates the Trustee at its address set forth in Section 10.02 hereof as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  Transactions with Affiliates.

               The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (or series of related transactions) with any of their respective Affiliates or any officer or director of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party. For any such transaction that involves an amount in excess of $10.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that the transaction satisfies the above criteria and a majority of the Disinterested Directors, or, if there are no Disinterested Directors, a majority of the members of the Board of Directors of such Person, shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee.

               Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;
(ii) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) transactions pursuant to the Management Agreement and the Tax Sharing Agreement, each as in effect on the Issue Date, and any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date), or as any such agreement (including the Management Agreement and the Tax Sharing Agreement) may be amended, modified or supplemented after


                                    Page=38
the Issue Date in a manner not materially adverse to the Holders (it being understood that the increase of the fee payable to Comcast Corporation pursuant to the Management Agreement or any amendment thereof to 1.5% of revenues of the Company shall be permitted by this covenant); (iv) the entering into of a tax-sharing agreement or payments pursuant thereto, between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and the Restricted Subsidiaries (as a consolidated group); (v) the issue and sale by the Company to its Affiliates of Qualified Equity Interests; (vi) any Restricted Payments made in compliance with Section 4.06; (vii) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (viii) roaming and switching agreements customary in the industry; (ix) any transaction in the ordinary course of business or approved by a majority of the Disinterested Directors (or, if there are no Disinterested Directors, a majority of the members of the Board of Directors of such Person) of the Company between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company (other than a Wholly Owned Restricted Subsidiary) that is a joint venture or similar entity primarily engaged in the Wireless Telecommunications Business (provided that no Person or entity that has an economic interest in Comcast Corporation or any of its Affiliates has an interest in such joint venture other than through the Company or any Restricted Subsidiary); (x) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;
(xi) transactions in connection with a Permitted Receivables Financing; (xii) any transaction in the ordinary course of business and on ordinary business terms between the Company or any Restricted Subsidiary and any Affiliate thereof engaged in the Wireless Telecommunications Business; (xiii) the transfer to the Company or any of its Subsidiaries by Comcast Corporation of the 10-MHz PCS licenses covering the Philadelphia, PA MTA and the Allentown, PA BTA for $17.5 million; and (xiv) the payment of accrued management fees to Comcast Corporation in an amount not to exceed $17.0 million.

               The Company's obligations to comply with this covenant will terminate if and when the Securities are rated Investment Grade by both Moody's and S&P and the Company delivers an Officers' Certificate to the Trustee certifying as to the same.

SECTION 4.04.  Limitation on Indebtedness.

               (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests except for Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary (other than Comcast Cellular so long as it is a Subsidiary of the Company) may Incur Indebtedness and the Company or any Restricted Subsidiary (other than Comcast Cellular so long as it is a Subsidiary of the Company) may issue Disqualified Equity Interests if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Debt to Annualized Operating Cash Flow Ratio would be less than or equal to 8.50 to 1.0.

               (b) The foregoing limitations of clause (a) of this covenant will not apply to the Incurrence by the Company or any Restricted Subsidiary (other than Comcast Cellular so long as it is a Subsidiary of the Company) of


                                    Page=39
any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

               (i) Indebtedness under the Securities;

               (ii) Existing Indebtedness;

               (iii) Indebtedness under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $500.0 million, plus (B) any amounts outstanding under the Bank Credit Facility that utilize subparagraph
      (xi) of this Section 4.04(b) (less the amount of net proceeds which have been received in connection with a Permitted Receivables Financing; provided that such reduction shall apply only for so long as a Permitted Receivables Financing is in effect);

               (iv) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (iv) shall be deemed to have occurred upon (I) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (iv) to any Person other than the Company or any Restricted Subsidiary; (II) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Restricted Subsidiary; or (III) the designation of a Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

                (v) Interest Rate Protection Obligations relating to (A) Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness is otherwise permitted to be Incurred under this covenant) or (B) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be Incurred by the Company or any Restricted Subsidiary in the 12 months after such Interest Rate Protection Obligation has been Incurred; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness (including Indebtedness subject to commitments) to which such Interest Rate Protection Obligations relate;

                (vi) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed $15.0 million in the aggregate at any one time outstanding;

                (vii) Indebtedness or Disqualified Equity Interests to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness or Disqualified Equity Interests Incurred in compliance with the Debt to Annualized Operating Cash Flow Ratio of Section 4.04(a) or clause
      (i), (ii), (ix) or (x) of this Section 4.04(b); provided, however, that (1) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable


                                    Page=40
      fees and expenses incurred in connection therewith;  (2)
      Indebtedness representing a refinancing of Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and (3) Indebtedness that is pari passu with the Securities may be refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities, Subordinated Indebtedness may be refinanced only with Subordinated Indebtedness or Disqualified Equity Interests, and Disqualified Equity Interests may be refinanced only with Disqualified Equity Interests;

                (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, in connection with the disposition of assets permitted under this Indenture, in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                (ix) Indebtedness of a Securitization Subsidiary pursuant to a Permitted Receivables Financing; provided that after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness under clause (iii) of this Section 4.04(b);

                (x) the New Preferred Stock; and

                (xi) in addition to the items referred to in clauses (i) through (x) above, Indebtedness (including any Indebtedness under the Bank Credit Facility that utilizes this subparagraph (xi)) having an aggregate principal amount not to exceed $50.0 million at any time outstanding.

               (c) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness provided for in Section 4.04(a) or described in the definition of Permitted Indebtedness, the Company shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in Section 4.04(a) or in one of the clauses in the definition of Permitted Indebtedness and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

               The Company's obligations to comply with this covenant will terminate if and when the Securities are rated Investment Grade by both Moody's and S&P and the Company delivers an Officers' Certificate to the Trustee certifying as to the same.

SECTION 4.05.  Disposition of Proceeds of Asset Sales.

               (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless



                                    Page=41

               (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

               (ii) at least 80% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and assets to be owned by and used in the business of the Company or any Restricted Subsidiary or
       (C) Equity Interests in one or more Persons which (x) are or thereby become Restricted Subsidiaries or (y) are engaged in the Wireless Telecommunications Business to the extent that immediately after such Asset Sale (and the receipt of the proceeds therefrom), the percentage of the aggregate Net Pops of the cellular wireless communications systems in which the Company or any of its Restricted Subsidiaries has ownership interests represented by cellular wireless telecommunications systems owned directly by the Company or a Person or Persons a majority of whose voting power and Equity Interests is owned by the Company and/or the Restricted Subsidiaries is no less than 80%. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash solely for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

               The Net Cash Proceeds (or any portion thereof) from any Asset Sale may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects, (i) to repay, prepay or purchase Indebtedness under the Bank Credit Facility or Indebtedness of the Company that is not subordinate to the Securities or other Indebtedness of any Restricted Subsidiary (in each case, excluding Indebtedness owed to the Company or an Affiliate of the Company) or (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Cash Proceeds received by the Company or another Restricted Subsidiary).

               To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Securities Portion of Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $25.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph.



                                    Page=42

               In the event that any other Indebtedness of the Company which ranks pari passu with the Securities (the "Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Unutilized Net Cash Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase such Other Debt and to an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds applied to purchase the Securities is not less than the Securities Portion of Unutilized Net Cash Proceeds. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the Purchase Date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

               For purposes of this covenant, "Securities Portion of Unutilized Net Cash Proceeds" means (1) if no Other Debt is being offered to be repurchased, the amount of the Unutilized Net Cash Proceeds and (2) if Other Debt is being offered to be repurchased, the amount of the Unutilized Net Cash Proceeds equal to the product of (x) the Unutilized Net Cash Proceeds and (y) a fraction the numerator of which is the principal amount of all Securities tendered pursuant to the Offer to Purchase related to such Unutilized Net Cash Proceeds (the "Securities Amount") and the denominator of which is the sum of the Securities Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Debt tendered pursuant to a concurrent offer to purchase such Other Debt made at the time of such Offer to Purchase.

               With respect to any Offer to Purchase effected pursuant to this covenant, among the Securities to the extent the aggregate principal amount of Securities tendered pursuant to such Offer to Purchase exceeds the Securities Portion of Unutilized Net Cash proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Securities Portion of Unutilized Net Cash proceeds exceeds the aggregate principal amount of Securities tendered by the Holders pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Securities Portion of Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture, and such amounts shall thereafter not constitute Unutilized Net Cash Proceeds.

               An Offer to Purchase effected pursuant to this covenant shall follow the procedures set forth in Section 4.14(b).

               In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

               (b) Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

               The Company's obligations to comply with this covenant will terminate if and when the Securities are rated Investment Grade by both Moody's and S&P and the Company delivers an Officers' Certificate to the Trustee certifying as to the same.



                                    Page=43

SECTION 4.06.  Limitation on Restricted Payments.

               The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

               (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than (A) any dividend, distribution or payment made to the Company or any Restricted Subsidiary, (B) any dividend, distribution or other payment by any Restricted Subsidiary on or with respect to its Equity Interests that is paid pro rata to all holders of such Equity Interests or (C) any dividend, distribution or payment on or with respect to Equity Interests of the Company or any Restricted Subsidiary payable solely in Qualified Equity Interests of the Company or such Restricted Subsidiary, as the case may be, or in options, warrants or other rights to purchase Qualified Equity Interests of the Company or such Restricted Subsidiary, as the case may be);

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

               (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment or mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by any Restricted Subsidiary); or

               (iv)  make any Restricted Investment

(such payments or any other actions (other than the exceptions thereto) described in (i), (ii), (iii) and (iv) collectively, "Restricted Payments"), unless

               (a) no Default or Event of Default shall have occurred and be continuing at the time or after giving effect to such Restricted Payment;

               (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of Indebtedness under the Debt to Annualized Operating Cash Flow Ratio of Section 4.04(a); and

               (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) the difference between (x) the Cumulative Operating Cash Flow determined at the time of such Restricted Payment and (y) 120% of cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available, plus (2) the aggregate Net Proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue or sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the Net Proceeds from any issuance or sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted value (determined in accordance with GAAP), if less) of any Indebtedness of the


                                    Page=44

Company or any Restricted Subsidiary which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the disposition or repayment of any Restricted Investment constituting a Restricted Payment made after the Issue Date (other than pursuant to clause
(v) of the paragraph after the next paragraph), an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (x) the return of capital with respect to such Restricted Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment, plus (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.16, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (6) (to the extent not included in the computation of Cumulative Operating Cash Flow) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, plus (7) $25.0 million, minus (8) the greater of (x) $0 and (y) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.16.

               For purposes of the preceding clauses (c)(2) and (c)(3), the value of the aggregate Net Proceeds received by the Company from the issuance of Qualified Equity Interests upon the conversion or exchange of outstanding Indebtedness or upon the exercise of options, warrants or rights will be the Net Proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon such conversion, exchange or exercise.

               The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of formal notice such payment or redemption would comply with the foregoing provisions; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue or sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of, (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the Final Maturity Date of the Securities; (iv) Restricted Investments not to exceed $10.0 million in the aggregate since the Issue Date; (v) the purchase, redemption or other acquisition, cancellation or retirement for value of


                                    Page=45

Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, not to exceed $2.0 million in any calendar year and $10.0 million in the aggregate since the Issue Date; and
(vi) the redemption, retirement, purchase or other acquisition of shares of Participating Preferred Stock required or permitted by, or for consideration with a value not greater than the redemption price of the Participating Preferred Stock as provided in, Article II of the Certificate of Designation therefor, without giving effect to any amendments thereto or waivers thereof; provided, however, that in the case of each of clauses (ii), (iii), (iv), (v) and (vi) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

               In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv), (v) and
(vi) of the preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii) and (iii) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

               The Company's obligations to comply with this covenant will terminate if and when the Securities are rated Investment Grade by both Moody's and S&P and the Company delivers an Officers' Certificate to the Trustee certifying as to the same.

SECTION 4.07.  Corporate Existence.

               Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Restricted Subsidiary in accordance with the respective organizational documents of each such Significant Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Significant Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Significant Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.  Payment of Taxes and Other Claims.

               The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Restricted Subsidiary or upon the income, profits or property of the Company or any Significant Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law


                                    Page=46
become a material liability, or Lien upon the property, of the Company or any Significant Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.  Notice of Defaults.

               (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

               (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10.  Maintenance of Properties and Insurance.

               (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Significant Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Significant Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Significant Restricted
Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Significant Restricted Subsidiary) of the Company or such Significant Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Significant Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

               (b) The Company shall maintain, and shall cause the Significant Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance.

SECTION 4.11.  Compliance Certificate.

               The Company shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or


                                    Page=47
not the signers know of any Default or Event of Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal quarter ending June 30, 1997. The certificate delivered pursuant to this Section
4.11 need not comply with Section 10.05.

SECTION 4.12.  Provision of Financial Information.

               Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Series A Securities remain outstanding, the Company will furnish to the Holders of Series A Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Series A Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder. The Company will also comply with Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.



                                    Page=48

SECTION 4.14.  Change of Control Triggering Event.

               (a) Following the occurrence of a Change of Control Triggering Event (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Trustee and Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 20 Business Days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date. The Company's obligations may be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

               (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

               (c) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.15.  Limitations on Dividend and Other Payment
                    Restrictions Affecting Restricted Subsidiaries.

               The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted


                                    Page=49

Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Bank Credit Facility; provided, however, that in no event shall Comcast Cellular (so long as it is a Subsidiary of the Company) be subject to any encumbrance or restriction with respect to actions taken by it, (ii) any agreement of the Company or any Restricted Subsidiary outstanding on the Issue Date, as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof (each, a "refinancing"); provided, however, that (x) no such refinancing is more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in such agreement on the Issue Date and (y) in no event shall any such refinancing cause Comcast
Cellular (so long as it is a Subsidiary of the Company) to be subject to any such encumbrance or restriction with respect to actions taken by it; (iii) applicable law; (iv) any agreement of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such agreement was created by such Acquired Person in connection with, as a result of or in contemplation of such acquisition) and any refinancing thereof; provided, however, that no such refinancing is more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in such agreement at the time of such acquisition; and provided, further, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (vi) Purchase Money Indebtedness for property acquired in the ordinary course of business that imposes encumbrances and restrictions only on the property so acquired; (vii) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vii) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto; (viii) refinancing Indebtedness permitted under clause (vii) of Section 4.04(b); provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (ix) with respect to a Securitization Subsidiary, an agreement relating to Indebtedness of a Securitization Subsidiary which is permitted under Section 4.04 or pursuant to an agreement relating to a Permitted Receivables Financing by a Securitization Subsidiary; or (x) this Indenture.

               The Company's obligations to comply with this covenant will terminate if and when the Securities are rated Investment Grade by both Moody's and S&P and the Company delivers an Officers' Certificate to the Trustee certifying as to the same.

SECTION 4.16.  Designation of Unrestricted Subsidiaries.

               (a) AWACS Investment Holdings, Inc. is initially designated by the Company as an Unrestricted Subsidiary as of the Issue Date. The Company may designate after the Issue Date any other Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:



                                    Page=50

               (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness under the Debt to Annualized Operating Cash Flow Ratio of Section 4.04(a); and

               (iii) (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) the Company would be permitted to make a Restricted Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.06 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP.

               Notwithstanding the foregoing, Comcast directory Services, Inc. ("CDSI") may be designated an Unrestricted Subsidiary at any time on or after the Issue Date (and such designation shall not be deemed a Restricted Payment for purposes of Section 4.06 above, provided Investments by the Company the Restricted Subsidiaries in CDSI since the Issue Date and outstanding on the date of designation shall not exceed $200,000 in the aggregate (without giving effect to any writedown or writeoff of such Investment).

               Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of this Indenture, including, without limitation pursuant to Section 4.06, Section 4.05 and Section 4.04, and except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of any Unrestricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

               (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

               (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

               (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section 4.03 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.



                                    Page=51

               All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.17.  Limitation on Liens.

               The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for so long as such Indebtedness is secured by such Lien, except for Permitted Liens.

SECTION 4.18.  Redemption of Zero Coupon Notes.

               On the Issue Date the Company shall cause Comcast Cellular to issue a Valuation Notice (as defined in the Zero Coupon Indenture) pursuant to the Amended and Restated Indenture dated as of June 5, 1992 (as amended and in effect from time to time, the "Zero Coupon Indenture") among Comcast Cellular, Comcast Corporation and The Bank of New York, as trustee, and as soon as practicable following the giving of such Valuation Notice to redeem in accordance with the Valuation Notice and the Zero Coupon Indenture, all of the Series A Senior Participating Zero Coupon Notes due 2000 and the Series B Senior Participating Zero Coupon Notes due 2000 issued and outstanding thereunder (the "Zero Coupon Notes").

SECTION 4.19.  Transactions not Subject to Covenants.

               Notwithstanding anything to the contrary in this Indenture, the following shall not be prohibited (regardless of the form or substance of the transaction or series of transactions effecting the same):

               (i) the redemption, repurchase or cancellation of all (but not less than all) of the Participating Preferred Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Guest Informant;

               (ii) the issuance of up to 4.11% of the Qualified Equity Interests of Amcell of Atlantic City, Inc., a New Jersey corporation, to the holders of the 4.11% minority interest in the Atlantic City MSA License in exchange for all (but not less than all) of such interest; and

               (iii) the transfer, by sale, dividend or other distribution or otherwise, directly or indirectly, in one transaction or series of transactions, of all of the Equity Interests or all or substantially all of the assets of AWACS Investment Holdings, Inc. and its Subsidiaries or Comcast Directory Services, Inc. and its
      Subsidiaries.

               No transaction described in this covenant, and no change in the results of operations or financial condition of the Company or any Restricted Subsidiary resulting solely therefrom, shall be taken into account in any calculation under Section 4.06 or in the calculation under Section 4.04(a) of the Debt to Annualized Operating Cash Flow Ratio.




                                    Page=52

                               ARTICLE FIVE

                      MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.

               The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity, and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Securities and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the quarter immediately preceding the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness under the Debt to Annualized Operating Cash Flow Ratio of Section 4.04(a); provided, however, that neither clause (ii) nor clause (iii) shall prohibit a merger of the Company with or into Comcast Cellular or a merger of a Restricted Subsidiary with or into the Company.

SECTION 5.02.  Successor Corporation Substituted.

               In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under the Securities, this Indenture and the Registration Rights Agreement.


                                ARTICLE SIX

                           DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

               Each of the following shall be an "Event of Default" for purposes of this Indenture:



                                    Page=53

               (1) failure to pay any interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

               (2) failure to pay the principal of any Security when the same becomes due and payable at maturity, upon redemption, upon repurchase pursuant to an Offer to Purchase or otherwise, or the Company fails to pay on the Purchase Date the Purchase Price for any Security tendered pursuant to an Offer to Purchase;

               (3) failure to perform any other covenant, warranty or agreement under this Indenture or in the Securities, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

               (4) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Significant Restricted Subsidiary having an outstanding principal amount of $25.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any Significant Restricted Subsidiary to pay principal when due at the stated final maturity (but not any interim maturity) of any such Indebtedness; provided, however, that it shall not be an Event of Default if such Indebtedness shall have been repaid in full or such acceleration shall have been rescinded within 60 days of such acceleration or failure to pay;

               (5) there shall have been any final judgment or judgments (not subject to appeal) against the Company or any Significant Restricted Subsidiary in an amount of $25.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

               (6) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (A) admits in writing its inability to pay its debts generally as they become due,

                      (B)  commences a voluntary case or proceeding,

                      (C) consents to the entry of an order for relief
            against it in an involuntary case or proceeding,

                      (D) consents or acquiesces in the institution of a
            bankruptcy or insolvency proceeding against it,

                      (E) consents to the appointment of a Custodian of it
            or for all or substantially all of its property, or

                      (F) makes a general assignment for the benefit of its
            creditors, or any of them takes any action to authorize or effect any of the foregoing;

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



                                    Page=54

                      (A) is for relief against the Company or any
            Significant Restricted Subsidiary in an involuntary case or proceeding,

                      (B) appoints a Custodian of the Company or any
            Significant Restricted Subsidiary or for all or substantially all of its property, or

                      (C) orders the liquidation of the Company or any
            Significant Restricted Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

               (8) at any time that Comcast Corporation is an Affiliate of the Company, Comcast Corporation or any Subsidiary of Comcast Corporation (other than the Company or any of its Subsidiaries) is engaged in the cellular telecommunications business or broadband personal communication services business in any market in which the Company or any of its Subsidiaries is engaged in the cellular telecommunications business or broadband personal communication services business (other than any market where Comcast Corporation or any such Subsidiary was engaged in such business prior to the Company and its Subsidiaries).

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

               A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 6.02.  Acceleration.

               If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (6) or (7) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

               If an Event of Default specified in clause (6) or (7) of
Section 6.01 with respect to the Company occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become


                                    Page=55
immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

               Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section
6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

               Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

               Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of


                                    Page=56
conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

               A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

               (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

               A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

               If an Event of Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of


                                    Page=57
principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.

               If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               Third: to the Company.

               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate


                                    Page=58
principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.


                               ARTICLE SEVEN

                                  TRUSTEE

SECTION 7.01.  Duties of Trustee.

               (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of a Default:

                          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                          (2)  The Trustee shall not be liable for any
      error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.



                                    Page=59

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

               Subject to Section 7.01:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

               (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

               (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.



                                    Page=60

               (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03.  Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

               If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

               If required by TIA Section 313(a), within 60 days after each May 15 beginning with May 15, 1998, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

               A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

               The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

               The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses


                                    Page=61
and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

               The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

               The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

               To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased or pursuant to an Offer to Purchase or redeemed.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

               The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 7.10;



                                    Page=62

               (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

               (3) a custodian or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

               This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Section Section 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the


                                    Page=63
requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against
Company.

               The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                               ARTICLE EIGHT

                          DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations.

               The Company may terminate its substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may terminate its obligation under Sections 4.03, 4.04, 4.05, 4.06, 4.08, 4.10, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 (and no Default
or Event of Default under Section 6.01(3) shall thereafter apply), by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining indebtedness on the Securities at maturity or an earlier redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(6) or (7), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate all of its substantive obligations in respect of the Securities (including its obligations to pay the principal of (and premium, if any, on) and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities at maturity or on earlier redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result


                                    Page=64
of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect,
(iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

               Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13
and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08,
8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

               After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.02.  Application of Trust Money.

               The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 8.03.  Repayment to Company.

               Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.04.  Reinstatement.



                                    Page=65

               If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

               The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

               (i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not materially adversely affect the rights of any Holder;

               (ii) to effect the assumption by a successor Person of all obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement in connection with any transaction complying with Article Five of this Indenture;

               (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (v) to make any change that would provide any additional benefit or rights to the Holders;

               (vi) to make any other change that does not materially adversely affect the rights of any Holder under this Indenture;

               (vii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

               (viii) to secure the Securities pursuant to the requirements of Section 4.18 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.



                                    Page=66

               Subject to Section 6.07, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to
Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

               (1) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

               (2) reduce the principal amount (or the premium) of any Security;

               (3) reduce the rate of or extend the time for payment of interest on any Security;

               (4) change the place or currency of payment of the principal of or interest on any Security;

               (5) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 9.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

               (6) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

               (7) waive a default in the payment of the principal of or interest on or redemption payment with respect to any Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

               (8) modify the ranking or priority of the Securities; or

               (9) modify the provisions of any covenant (or the related definitions in this Indenture) requiring the Company to make any Offer to Purchase in a manner materially adverse to the Holders.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  Compliance with Trust Indenture Act.



                                    Page=67

               Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

               Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  Notation on or Exchange of Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, etc.

               The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment,


                                    Page=68
supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                ARTICLE TEN

                               MISCELLANEOUS

SECTION 10.01.  Trust Indenture Act Controls.

               This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

               The provisions of TIA Section Section 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.02.  Notices.

               Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

               if to the Company:

               Comcast Cellular Holdings, Inc.
               c/o Comcast Corporation
               1500 Market Street
               Philadelphia, Pennsylvania  19102

               Attention:  General Counsel

               Facsimile:   (215) 981-7790
               Telephone:  (215) 665-1700

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017

               Attention:  Richard D. Truesdell, Jr.

               Facsimile:   (212) 450-4800
               Telephone:  (212) 450-4000

               if to the Trustee:

               The Bank of New York
               101 Barclay Street
               New York, New York  10286

               Attention:  Corporate Trust Trustee Administration



                                    Page=69

               Facsimile:   (212)815-5359
               Telephone:  (212) 815-5915

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03.  Communications by Holders with Other Holders.

               Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 10.04.  Certificate and Opinion as to Conditions
Precedent.

               Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.  Statements Required in Certificate or Opinion.

               Each certificate (other than the certificates provided pursuant to Section 4.11) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;



                                    Page=70

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.06.  Rules by Trustee, Paying Agent, Registrar.

               The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.07.  Governing Law.

               The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 10.08.  No Recourse Against Others.

               A director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall not have any liability for any obligations of the Company or any of its Affiliates under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

SECTION 10.09.  Successors.

               All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.10.  Counterpart Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.11.  Severability.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 10.12.  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.  Legal Holidays.



                                    Page=71

               If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                           [Signature Pages Follow]


                                SIGNATURES
               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                  COMCAST CELLULAR HOLDINGS, INC.

                                  By: /s/ John R. Alchin
                                     --------------------------------
                                     Name:  John R. Alchin
                                     Title: Senior Vice President and
                                            Treasurer


                                  THE BANK OF NEW YORK,
                                    AS TRUSTEE

                                  By: /s/ Mary Jane Morrissey
                                     -------------------------------
                                     Name:  Mary Jane Morrissey
                                     Title: Vice President











                                    Page=72